Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Celyad SA

Mont-Saint-Guibert, Belgium

We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 (No. 333-220285) and Form S-8 (No. 333-220737) of Celyad SA of our report dated April 6, 2018, relating to the consolidated financial statements which appears in this Annual Report on Form 20-F.

BDO Réviseurs d’Entreprises Soc. Civ. SCRL

On behalf of it,

Bert Kegels

/s/ Bert Kegels

Zaventem, Belgium

April 6, 2018